Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of FOXO Technologies Inc., a Delaware corporation (the “Company”), on Form 10-K for the period ended December 31, 2024, as filed with the Securities and Exchange Commission (the “Report”) Seamus Lagan, Chief Executive Officer, and Martin C. Ward, Interim Chief Financial Officer, of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 15, 2025

/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer (Principal Executive Officer)

/s/ Martin C. Ward
Martin C. Ward Interim Chief Financial Officer (Principal Financial and Accounting Officer)